EXHIBIT 99.1

Contact: R. Roderick Porter, President
Phone: 202-464-1130 ext. 2406
Contact: Devon Porter, Senior Vice President
Cell: 703-929-7392
Southern National Bancorp, NASDAQ Symbol SONA
Website: www.sonabank.com

SONABANK ACQUIRES ALL DEPOSITS AND LOANS OF GAITHERSBURG BASED HARVEST BANK OF MARYLAND

For immediate release
Friday, April 27, 2012

McLean, Virginia, April 27, 2012 – Sonabank, a subsidiary of Southern National Bancorp of Virginia Inc. (NASDAQ: SONA) announced today that it has entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) to assume all of the deposits and certain assets of HarVest Bank of Maryland (“HarVest”) a state chartered non-Fed member commercial bank. HarVest operates four branches – North Rockville, Frederick, Germantown and Bethesda. The Germantown branch will reopen Saturday morning April 28th as a branch of Sonabank. The other three branches do not have Saturday hours and will reopen Monday, April 30th as branches of Sonabank. All HarVest depositors will automatically become depositors of Sonabank and deposits will continue to be insured by the FDIC. With this acquisition Sonabank will now operate 19 retail banking offices, with 14 in Virginia and five in Maryland.

Depositors of HarVest can access their money by writing checks or using ATM or debit cards. Checks drawn on HarVest will continue to be processed. Loan customers should continue to make their payments as usual. Customers of both banks should continue to bank as they normally do at their existing branches.

“We are delighted to welcome HarVest customers to Sonabank. Customers can be confident that their deposits are safe, secure and readily accessible. Clients will recognize familiar branch personnel from HarVest who will take care of their banking needs,” said Sonabank CEO Georgia Derrico.

Sonabank will initially be acquiring the assets and liabilities of HarVest at a $27.3 million discount and no premium on deposits. In this transaction, Sonabank will be receiving $145 million in deposits, $95 million in loans and $6.2 million in other real estate owned (OREO) from HarVest. There will be no loss share agreement between the FDIC and Sonabank. In addition, Sonabank will be purchasing cash and marketable securities of HarVest.

Sonabank will account for the HarVest transaction under the purchase method of accounting in accordance with Business Combinations (“ASC 805”). Under ASC 805, the assets acquired and the liabilities assumed will be recorded at their estimated fair values as of the April 27, 2012 acquisition date.

Sonabank successfully executed a FDIC assisted acquisition in 2009 with Greater Atlantic Bank.

Customers who have questions about the transaction can call the FDIC Call Center toll free at 1-800-523-8275. The phone number is operational this evening until 9:00 p.m. Eastern Daylight Time; on Saturday from 9:00 a.m. to 6:00 p.m. Eastern Daylight Time; on Sunday from noon to 6:00 p.m. Monday’s hours are 8 am to 8 pm Eastern Daylight Time and then thereafter from 9:00 a.m. to 5:00 p.m. Eastern Daylight Time. Information is also available from the FDIC’s website at www.fdic.gov. In addition, they can visit their former HarVest Bank branch should they have questions about their banking relationship.

As of December 31, 2011 total assets of Southern National Bancorp of Virginia were $611.4 million. Southern National Bancorp of Virginia is traded on NASDAQ under the ticker symbol “SONA”. Sonabank is the banking subsidiary of Southern National Bancorp of Virginia. Prior to the HarVest transaction, Sonabank operated  retail banking offices in McLean, Reston, Herndon, Warrenton (2), Leesburg (2), Charlottesville, Middleburg, Midlothian, Front Royal, Newmarket, South Riding and Clifton Forge, Virginia and in Rockville, Maryland.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National Bancorp of Virginia, Inc. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National Bancorp and SonaBank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Southern National Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent filings by Southern National Bancorp with the Securities and Exchange Commission. You should consider such factors and not place undue reliance on such forward-looking statements. Forward-looking statements speak only as of the date they are made.  No obligation is undertaken by Southern National Bancorp to update such forward-looking statements to reflect events or circumstances occurring after such statements, unless otherwise required by law.